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                                                                      Exhibit 24
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                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS: That each of the undersigned directors and the undersigned Director/Officer of Premcor USA Inc., a Delaware corporation ("Premcor"), hereby constitutes and appoints William C. Rusnack and Jeffry N. Quinn, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, to sign Premcor's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended; to file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, including without limitation amendments thereto, with the Securities and Exchange commission; and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  March 29, 2001


/s/ William C. Rusnack      Chief Executive Officer, President and Director
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William C. Rusnack


/s/ Marshall A. Cohen       Chairman of the Board and Director
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Marshall A. Cohen


/s/ David I. Foley          Director
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David I. Foley


/s/ Robert L. Friedman      Director
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Robert L. Friedman


/s/ Richard C. Lappin       Director
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Richard C. Lappin